UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 9, 2007

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50884	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On August 9, 2007 the Board of Directors of Stereotaxis, Inc. (the “Company”) approved the amendment (the “Amendment”) of the Company’s 2002 Stock Incentive Plan (the “Plan”) to provide that: (1) the exercise price of stock options granted pursuant to the Plan must be not less than 100% of fair market value on the date of the grant; (2) restricted stock awards granted pursuant to the Plan which are subject only to time-based vesting must have a minimum three year vesting period (provided such awards may vest ratably over such period); (3) performance-based restricted stock awards granted pursuant to the Plan must have a minimum one year vesting period in addition to the achievement of the performance criteria set forth in the award; and (4) the vesting schedule of any award granted pursuant to the Plan will not accelerate except in the cases of death, disability or retirement of the participant or a Change of Control (as defined in the Amendment) of the Company.

The description of the Amendment and the Plan above is qualified in its entirety by reference to the full text of the Plan, as amended by the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stereotaxis, Inc. 2002 Stock Incentive Plan, as amended August 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: August 13, 2007	By:	/s/ James M. Stolze
	Name:	James M. Stolze
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Stereotaxis, Inc. 2002 Stock Incentive Plan, as amended August 9, 2007.